Exhibit 99.1

Egalet Receives Fast Track Designation for Egalet-001 and Egalet-002 for Moderate to Severe Pain

Wayne, Penn. — Feb. 20, 2014 — Egalet Corporation (Nasdaq: EGLT) (“Egalet”) today announced that the U.S. Food and Drug Administration (FDA) has granted Fast Track status for both Egalet-001, an abuse-deterrent, extended-release, oral morphine formulation, and Egalet-002, an abuse-deterrent, extended-release, oral oxycodone formulation, both in development for the treatment of moderate to severe pain.

FDA’s Fast Track program facilitates the development of drugs intended to treat serious or life-threatening conditions and that have the potential to address unmet medical needs. A drug program with Fast Track status is afforded greater access to the FDA for the purpose of expediting the drug’s development, review and potential approval.

“Fast Track designation for Egalet-001 and Egalet-002 is an important step forward in the development of our two lead product candidates,” said Bob Radie, Egalet’s president and chief executive officer.  “We look forward to working with the FDA and plan to submit the new drug application for Egalet-001 in the fourth quarter of this year.”

With Fast Track status sponsors can have more frequent and timely communications and meetings with the FDA regarding product development plans.  The Fast Track designation may result in eligibility for priority review of New Drug Applications.

About Egalet

Egalet Corporation is a specialty pharmaceutical company developing and planning to commercialize proprietary, abuse-deterrent oral products for the treatment of pain and other indications. The company has created two distinct drug delivery systems, each with novel abuse-deterrent features and the ability to control the release profile of the active pharmaceutical ingredient. Using its proprietary platform, Egalet has developed a pipeline of clinical-stage, opioid-based product candidates in tablet form that are specifically designed to deter abuse by physical and chemical manipulation, while also providing tailored release of the active pharmaceutical ingredient. Egalet’s lead product candidate, Egalet-001, is an abuse-deterrent, extended-release, oral morphine formulation in development for the treatment of moderate to severe pain. There are currently no commercially available abuse-deterrent formulations of morphine, and we believe that Egalet-001, if approved, would fill a significant unmet need in the marketplace. Egalet’s second product candidate, Egalet-002, is an abuse-

deterrent, extended-release, oral oxycodone formulation in development for the treatment of moderate to severe pain. The Egalet technology can be applied broadly across different classes of pharmaceutical products and can be used to develop combination products that include multiple APIs with similar or different release profiles.  Visit www.egalet.com for more information.

Forward Looking Statement

Certain statements in this news release regarding future expectations and plans for future activities may be regarded as “forward-looking statements.” These statements are indicated by the words “may,” “will,” “plans,” “believes,” “expects,” “anticipates,” “potential,” “should,” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements, and there is no assurance that either of the company’s products will in fact be afforded any of the advantages of the Fast Track program. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Factors that might cause future results to differ include, but are not limited to, the risks and uncertainties described in Egalet’s prospectus filed pursuant to Rule 424(b)(4) with the Securities and Exchange Commission on February 7, 2014, including those factors discussed under the caption “Risk Factors” in such filings. Egalet does not undertake any responsibility to revise or update any forward-looking statements contained herein, except as expressly required by law.

Contacts:

Investor Relations:

Lisa M. Wilson

In-Site Communications, Inc.

Tel: 917-543-9932

Email: lwilson@insitecony.com

Media:

E. Blair Clark-Schoeb

Tel: 917-432-9275

Email: blair@biotechcomm.com